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                              EXHIBIT 11

            Statement Re Computation of Per Share Earnings



                              Quarter ended        Nine months ended
                              September 30,          September 30,
                          ---------------------  ---------------------
                             1994       1993        1994       1993
                          ---------- ----------  ---------- ----------
Primary
- - - -------
Net earnings             $ 6,632,000  2,942,000  15,037,000  5,411,000
                          ========== ==========  ========== ==========
Common and common
 equivalent shares
 outstanding:
  Weighted average
   common shares
   outstanding
   during the period      19,714,903 19,714,828  19,714,858 19,714,738
  Assumed exercise of
   stock options              42,728     12,260      52,549      9,945
                          ---------- ----------  ---------- ----------
                          19,757,631 19,727,088  19,767,407 19,724,683
                          ========== ==========  ========== ==========
Earnings per share of
 common stock            $       .34        .15         .76        .27



Fully diluted
- - - -------------
Net earnings             $ 6,632,000  2,942,000  15,037,000  5,411,000
                          ========== ==========  ========== ==========
Common and common
 equivalent shares
 outstanding:
  Weighted average
   common shares
   outstanding
   during the period      19,714,903 19,714,828  19,714,858 19,714,738
  Assumed exercise of
   stock options              42,728     14,351      52,549     14,351
                          ---------- ----------  ---------- ----------
                          19,757,631 19,729,179  19,767,407 19,729,089
                          ========== ==========  ========== ==========
Earnings per share of
 common stock            $       .34        .15         .76        .27

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